Exhibit 99.1

BOB EVANS REPORTS FISCAL 2015 SECOND-QUARTER RESULTS

•	Q2 2015 net sales total $333.3 million, an increase of $0.7 million, or 0.2 percent, compared to prior year period results. GAAP net income of $0.25 per diluted share compared to net income of $0.23 per diluted share in the prior year period. Adjusted net income(1) of $0.36 per diluted share compared to $0.35 per diluted share in the prior year period

•	Company narrows fiscal 2015 diluted EPS guidance range to $1.90 to $2.10 to reflect a moderate extension of the Broasted® Chicken platform rollout to Q2 2016 and expected commodity cost increases

•	Bob Evans Restaurants reports fiscal November same-store sales (through 11/26) of 0.8 percent, marking three consecutive months of positive same-store sales. Q3 QTD same-store sales through Thanksgiving Day (11/27) were 2.7 percent.

•	Combined Thanksgiving Eve and Thanksgiving Day same-store sales increased 25 percent

•	Bob Evans Restaurant locations offering the Broasted Chicken platform continued driving same-store sales at the lunch and dinner day parts; outperforming restaurants without the platform by 130 and 690 basis points at lunch and dinner, respectively during Q2 2015

•	Improved plant efficiencies contribute to a 280 basis point improvement in BEF Foods’ Q2 2015 adjusted operating margin. Side-dish volume up 9% over prior year as sales momentum builds ahead of key winter holiday selling season

•	Quarterly dividend of $0.31 per share payable on December 15, 2014, to stockholders of record at the close of business on December 1, 2014

•	Board of Directors’ Finance Committee is engaged in a comprehensive, fresh review of strategic, financial and capital allocation plans; Company has been working with advisory firms to assist in driving sustainable productivity and operating cost improvements to achieve 300 to 350 basis point long-term operating margin improvement goal by fiscal 2018 and has also retained Deloitte to complete a comprehensive review of the Company’s S,G&A structure

NEW ALBANY, Ohio – December 2, 2014 – Bob Evans Farms, Inc. (NASDAQ: BOBE) today announced its financial results for the fiscal 2015 second quarter ended Friday, October 24, 2014. On a GAAP basis, the Company reported net income of $6.0 million, or $0.25 per diluted share, compared with net income of $6.1 million, or $0.23 per diluted share, in the comparable period last year. On an adjusted basis(1), net income was $8.6 million, or $0.36 per diluted share, compared with net income of $9.5 million, or $0.35 per diluted share, in the comparable period last year.

Second-quarter fiscal 2015 commentary

Chief Executive Officer Steve Davis said, “Performance at Bob Evans Restaurants and BEF Foods continues to improve as we leverage the recent multi-year investment programs in both businesses. At Bob Evans Restaurants, ‘Carryout Acceleration’ and ‘Own Our Nights’ are two key programs paving the way for successful introduction of the Broasted Chicken platform as well as for an improved guest experience and sales trends overall. These programs are not only improving execution in the parts of the business most relevant to the Broasted Chicken rollout; they are driving performance across the entire system where our Sweet and Stacked breakfast offerings and Slow-Roasted lunch and dinner platforms continue to perform well. As we have noted previously, Broasted Chicken is one of several initiatives expected to drive positive same-store sales. Our Slow-Roasted and Sweet and Stacked platforms are also vital elements of our menu innovation program.

“At Bob Evans Restaurants, the Broasted Chicken platform rollout continues to leverage the Farm Fresh Refresh program’s positive impact on our dine-in and off-premise capabilities. The new platform drove meaningful same-store sales growth during the lunch and dinner day parts with second quarter same-store sales outperformance of 130 and 690 basis points at lunch and dinner, respectively, compared to restaurants that have not yet introduced the platform. Off-premise same-store sales increased 21.3 percent in restaurants offering Broasted Chicken, while off-premise same-store sales at all other locations grew 10.7 percent.”

Davis continued, “At BEF Foods, we are well positioned to meet our customers’ needs during the peak holiday selling season. We are also continuing our efforts to improve the operating efficiency of our plants. Our $1.6 million year-to-date investment in outside consulting services to drive plant operating efficiency gains subsequent to our recent plant expansions has paid off as operating inefficiencies were reduced to $1.3 million during the second quarter, a $1.0 million improvement from the first quarter.

“We expect BEF Food’s margins to improve during the third and fourth quarters as the Company leverages lower forecasted sow costs, and increased expected plant efficiency with increased sales volume. While we have modestly lowered our sow cost guidance to reflect recent sow cost trends, we remain cautious with our pricing and trade spending strategies. Trade spending was reduced $1.3 million during the first half of the fiscal year to enable strategic incremental trade expenditures during the remainder of the year to capture volume through increased advertising and other trade expenditures.

“We are also working with leading global professional services firms, to assist us in developing sustainable productivity and operating cost improvements to achieve our 300 to 350 basis point long-term operating margin improvement goal by fiscal 2018. In addition, we have retained Deloitte to complete a comprehensive review of the Company’s S,G&A structure. We believe there are meaningful opportunities to improve our cost structure and enhance performance at all levels. Working with independent experts enables us to drill down and accelerate the process. Furthermore, as part of our focus on cost efficiencies, the Company is exiting its interest in a private aircraft.

“Finally, the Finance Committee of the Board, three of whose five members were newly elected to the Board at the 2014 annual meeting and all of whom are independent, is engaged in a fresh, comprehensive review of the Company’s strategic, financial and capital allocation plans, including ideas that have been proposed by the Company’s stockholders. To assist in the process, the Committee has unanimously determined to engage Lazard to serve as independent financial advisor. The Board, external advisors and management are aligned and working cooperatively together to drive shareholder value and achieve our current-year and long-term earnings objectives.”

Second-quarter fiscal 2015 Bob Evans Restaurants segment summary

Bob Evans Restaurants’ net sales were $241.2 million, an increase of $0.7 million, or 0.3 percent, compared to net sales of $240.5 million in the corresponding period last year. Same-store sales were flat in the quarter, slightly trailing the national Knapp-Track™ family dining index increase of 0.3 percent. In Bob Evans Restaurants’ top three Knapp-Track™ regions – East North Central, South Atlantic, and Mid-Atlantic – which comprise 82 percent of the chain as measured by restaurant count, same-store sales results outperformed the regional Knapp-Track™ family dining indices by 10 to 180 basis points.

Same-Store Sales (SSS) Restaurants	August	September	October	2Q FY ’15	3Q (QTD: 11-27-14)
557	-2.5%	1.8%	0.4%	0.0%	2.7%

Second-quarter Fiscal 2015 SSS% Day Part Performance – Total Chain

Day Part	On-Premise	Off-Premise	Total
Breakfast	-1.4%	13.7%	-0.3%
Lunch	-1.4%	14.0%	0.1%
Dinner	-2.6%	13.0%	0.1%
Total	-1.7%	13.5%	0.0%

Second-quarter Fiscal 2015 SSS% Day Part Performance – Restaurants offering Broasted Chicken

Day Part	On-Premise	Off-Premise	Total
Breakfast	-3.2%	11.7%	-1.7%
Lunch	-1.8%	22.3%	1.2%
Dinner	0.3%	24.4%	5.5%
Total	-1.6%	21.3%	1.8%

Second-quarter Fiscal 2015 SSS% Day Part Performance – Restaurants without Broasted Chicken

Day Part	On-Premise	Off-Premise	Total
Breakfast	-1.0%	14.3%	0.0%
Lunch	-1.2%	11.1%	-0.1%
Dinner	-3.3%	8.7%	-1.4%
Total	-1.8%	10.7%	-0.5%

Bob Evans Restaurants’ non-GAAP operating income was $9.6 million, compared to non-GAAP operating income of $13.6 million in the corresponding period last year. The primary drivers of the $4.0 million decline were: a $4.1 million negative impact of higher food costs, with approximately $3.6 million attributable to menu mix and increased commodity costs, with the remainder primarily attributable to discounted sales; a $0.6 million negative impact of operating expense associated primarily with increased service contract expenses; partially offset by approximately $1.3 million of labor cost favorability due to the Company’s ongoing efforts to optimize restaurant staffing through its workforce management process, although $0.9 million of incremental training and labor costs associated with the Broasted Chicken platform rollout and Carryout Acceleration programs resulted in a net labor benefit of $0.4 million; and approximately $0.3 million of sales leverage.

Second-quarter fiscal 2015 BEF Foods segment summary

BEF Foods’ net sales were $92.1 million, flat compared to the prior year period as a 9.0 percent increase in side-dish volume was offset by lower sausage sales. $3.0 million of increased sausage pricing and $0.3 million of reduced trade spending was offset by a 4.5 percent decline in total pounds sold resulting primarily from a 16.4 percent decline in sausage pounds sold that was partially offset by the side-dish volume growth. Adjusting for the sale of the Company’s Irvine, California, production facility during the second quarter of fiscal 2014, net sales would have increased 1.6 percent on a dollar basis, and volume would have declined 1.6 percent.

BEF Foods’ non-GAAP operating income was $3.2 million, compared to non-GAAP operating income of $0.6 million in the corresponding period last year. The primary drivers of the $2.6 million increase were: $2.5 million of favorability resulting primarily from lower advertising expenses and reduced headcount; $1.9 million of cost of goods sold favorability resulting from the effect of a higher sales mix of non-sausage products net of increased sow and trim costs ($0.8 million) and increased freight-in costs to plants; $0.2 million of other operating expense favorability from reduced insurance costs and repair and maintenance expenses; partially offset by $1.1 million of incremental depreciation as a result of plant expansions in the prior year, and $0.8 million of increased labor costs also related to the plant expansions.

Net interest expense – The Company’s non-GAAP net interest expense was $2.7 million in the second quarter of fiscal 2015, an increase of $2.1 million, compared to $0.6 million in the corresponding period last year. The year-over-year increase was due to borrowing related to funding of share repurchases and capital expenditures in the second half of fiscal 2014. The borrowing rate on the Company’s outstanding debt was 2.16 percent at the end of the second quarter, compared to 1.43 percent at the end of the comparable prior year period.

Taxes – The provision for income taxes is based on a current estimate of the annual effective income tax rate adjusted to reflect the impact of discrete items. The Company’s effective income tax rate was 11.3 percent for the quarter, as compared to 28.6 percent for the corresponding period a year ago. The decrease in the tax rate was driven primarily by an increase in the domestic production activities deduction, benefits from a Company owned life insurance policy recorded in the second quarter, and discrete items related to prior year Work Opportunity Tax Credits, state refunds received, and other items. For non-GAAP items, the tax rate was 26.1 percent, reflecting the Company’s annual estimated tax rate.

Balance sheet highlights – The Company’s cash balance and revolver borrowings at the end of the second quarter of fiscal 2015 were $3.7 million and $465.0 million, respectively. The Company was in compliance with its debt covenants at the end of the second quarter of fiscal 2015. The Company’s leverage ratio as defined in its credit agreement was 3.81 at the end of the quarter, up from 3.69 in the prior quarter.

Fiscal year 2015 commentary and outlook

“We are narrowing our fiscal 2015 diluted EPS guidance range to $1.90 to $2.10. Bob Evans Restaurants’ same-store sales guidance reflects an extended roll-out schedule for the Broasted Chicken platform to ensure continued strong operational execution and prudent management of implementation expenses. From a development perspective, we expect to open a total of 7 Bob Evans Restaurant locations, and up to 10 Bob Evans Express locations, during fiscal 2015. Food costs are expected to rise 60 to 80 basis points during the second half of fiscal 2015 compared to the prior year due to increased commodity prices and continued off-premise sales mix growth. We also expect continuation of increased health care costs during the second half of fiscal 2015. Offsetting these factors, third and fourth quarter sow cost guidance has been reduced to $73 to $78 per hundredweight, from $80 to $90 per hundredweight, and our full fiscal year estimate is now $78 to $82 per hundredweight, reflecting recent sow cost trends and current predictions from our supply chain experts. Our expected depreciation expense and tax rate assumptions have also been reduced for fiscal 2015, and we continue to focus on reducing our tax rate through effective tax planning strategies.

“We also recently committed to a plan to sell our ownership interest in an aircraft jointly owned with the Greif Corporation. The sale is expected to be completed prior to the end of the current fiscal year and may result in a loss on disposal of $1.7 to $2.2 million. Finally, we expect to spend approximately $2 million during the second half of fiscal 2015 for services provided by advisory firms to review strategic initiatives, and assist in driving sustainable productivity improvements and cost efficiencies,” said Chief Financial Officer Mark Hood.

Summary of performance drivers: fiscal 2015 guidance versus fiscal 2014

	1Q (actual)	2Q (actual)	3Q	4Q	Full Year
sss% 2015 (guidance)	-2.0%	0.0%	mid-single digit	mid-single digit	1.5% to 2.5%
sss% 2014 (actual)	-0.6%	-1.9%	-1.8%	-4.1%	-2.1%
sow costs (per hundredweight) 2015 (guidance)	$87.87	$78.82	$73 to $78	$73 to $78	$78 to $82
sow costs (per hundredweight) 2014 (actual)	$63.24	$77.33	$72.36	$78.47	$73.23
estimated Broasted Chicken rollout (% of restaurants)	6%	39%	45%	55%	Note: 100% expected 2Q FY’16

Guidance Metric	FY ‘15
Consolidated net sales	$1.35 to $1.37 billion
Bob Evans Restaurants same-store sales	1.5% to 2.5 percent
BEF Foods net sales	$388 to $398 million
Capital expenditures	$80 to $85 million
ERP implementation (included in S,G&A)	$3.5 to $4.5 million
Depreciation and amortization	$81 to $85 million
Net interest expense	$9.5 to $10.5 million
Tax rate	20 to 22 percent
Diluted weighted-average share count	23.8 million shares
Adjusted earnings per diluted share	$1.90 to $2.10

This outlook is subject to a number of factors beyond the Company’s control, including the risk factors discussed in the Company’s fiscal 2014 annual report on Form 10-K and its other subsequent filings with the Securities and Exchange Commission.

Investor Conference Call

The Company will host a conference call to discuss its second-quarter fiscal 2015 results at 10 a.m. (ET) on Wednesday, December 3, 2014. The dial-in number is (855) 468-0551, access code 34994177. A replay will be available at (800) 585-8367, access code 34994177.

A simultaneous webcast will be available at investors.bobevans.com/events.cfm. The archived webcast will also be available on the Web site.

(1)Non-GAAP Financial Measures

The Company uses non-GAAP financial measures to monitor and evaluate the ongoing performance of the Company. The Company believes the additional measures are useful to investors for financial analysis. Excluding these items reflects operating results that are more indicative of the Company’s ongoing operating performance and improve comparability to prior periods. However, non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Reconciliations to the applicable GAAP financial measures are included in the attached schedules.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain statements in this news release that are not historical facts are forward-looking statements. Forward-looking statements involve various important assumptions, risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events. We discuss these factors and events, along with certain other risks, uncertainties and assumptions, under the heading “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended April 25, 2014, and in our other filings with the Securities and Exchange Commission. We note these factors for investors as contemplated by the Private Securities Litigation Reform Act of 1995. Predicting or identifying all such risk factors is impossible. Consequently, investors should not consider any such list to be a complete set of all potential risks and uncertainties. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update any forward-looking statement to reflect circumstances or events that occur after the date of the statement to reflect unanticipated events. All subsequent written and oral forward-looking statements attributable to us or any person acting on behalf of the Company are qualified by the cautionary statements in this section.

About Bob Evans Farms, Inc.

Bob Evans Farms, Inc. owns and operates full-service restaurants under the Bob Evans Restaurants brand name. At the end of the second fiscal quarter (October 24, 2014), Bob Evans Restaurants owned and operated 562 family restaurants in 19 states, primarily in the Midwest, mid-Atlantic and Southeast regions of the United States. Bob Evans Farms, Inc., through its BEF Foods segment, is also a leading producer and distributor of refrigerated side dishes, pork sausage and a variety of refrigerated and frozen convenience food items under the Bob Evans and Owens brand names. For more information about Bob Evans Farms, Inc., visit www.bobevans.com.

Broasted is a registered trademark of The Broaster Company, LLC.

Contact:

Scott C. Taggart

Vice President, Investor Relations

(614) 492-4954

BOBE–E

Source: Bob Evans Farms, Inc.

Bob Evans Farms, Inc.

Earnings Release Fact Sheet (unaudited)

Second quarter Fiscal 2015, three months ended October 24, 2014, compared to the corresponding period a year ago:

Note: amounts are in thousands, except per share amounts

			Basic EPS		Diluted EPS
	Three Months Ended		Three Months Ended		Three Months Ended
	Oct 24, 2014	Oct 25, 2013	Oct 24, 2014	Oct 25, 2013	Oct 24, 2014	Oct 25, 2013
Operating Income (Loss) as Reported
Bob Evans Restaurants	6,712	11,912
BEF Foods	2,300	(3,017)

Total operating income from continuing operations	9,012	8,895
Net interest expense	2,203	140

Per-tax Income from continuing operations	6,809	8,755
Expense for income taxes	770	2,502

Income from continuing operations as reported	6,039	6,253	$0.26	$0.23	$0.25	$0.23
Total operating and pre-tax loss from discontinued operations	—	(180)
Income tax benefit	—	(46)

Loss from discontinued operations as reported	—	(134)	—	—	—	—

Net income as reported	6,039	6,119	$0.26	$0.23	$0.25	$0.23
Adjustments
Bob Evans Restaurants
Impairments including from Assets Held for Sale	—	1,955
Severance/Restructuring	—	1,348
Loss (Gain) on Sale of Assets	—	(1,214)
Activism and Other	2,933	(422)

	2,933	1,667
BEF Foods
Impairments including from Assets Held for Sale		3,000
Severance/Restructuring	—	766
Loss on Sale of Assets	—	(112)
Activism and Other	946	—

	946	3,654
Discontinued Operations
Adjustment to discontinued operations	—	180

	—	180
Total adjustments
Impairments including from Assets Held for Sale	—	4,955
Severance/Restructuring	—	2,114
Loss (Gain) on Sale of Assets	—	(1,326)
Activism and Other	3,879	(422)
Adjustment to discontinued operations	—	180

	3,879	5,501
Non-GAAP operating income from continuing operations
Bob Evans Restaurants	9,645	13,579
BEF Foods	3,246	637

Total non-GAAP operating income	12,891	14,216
Continuing Operations
Adjustments to net interest expense	458	419

Non-GAAP net interest expense	2,661	559

Non-GAAP pre-tax income from continuing operations	10,230	13,657
Adjustments to income tax provision	835	1,650

Non-GAAP income tax provision	1,605	4,152

Non-GAAP net income from continuing operations	8,625	9,505	$0.37	$0.35	$0.36	$0.35

Discontinued Operations
Adjustments to income tax benefit	—	56

Non-GAAP income tax provision	—	10

Non-GAAP loss from discontinued operations	—	(10)	—	—	—	—

Non-GAAP net income	8,625	9,495	$0.37	$0.35	$0.36	$0.35

Shares Outstanding			23,509	27,086	23,735	27,184

Second quarter Fiscal 2015, six months ended October 24, 2014, compared to the corresponding period a year ago:

			Basic EPS		Diluted EPS
	Six Months Ended		Six Months Ended		Six Months Ended
	Oct 24, 2014	Oct 25, 2013	Oct 24, 2014	Oct 25, 2013	Oct 24, 2014	Oct 25, 2013
Operating Income (Loss) as Reported
Bob Evans Restaurants	8,427	18,394
BEF Foods	649	2,500

Total operating income from continuing operations	9,076	20,894
Net interest expense (income)	3,819	(16)

Per-tax Income from continuing operations	5,257	20,910
Expense for income taxes	234	6,281

Income from continuing operations as reported	5,023	14,629	$0.21	$0.54	$0.21	$0.53
Total operating and pre-tax loss from discontinued operations	—	(180)
Income tax benefit	—	(46)

Loss from discontinued operations as reported	—	(134)	—	—	—	—

Net income as reported	5,023	14,495	$0.21	$0.53	$0.21	$0.53

Adjustments
Bob Evans Restaurants
Impairments including from Assets Held for Sale	1,577	11,743
Severance/Restructuring	285	760
Loss (Gain) on Sale of Assets	105	(1,300)
Activism and Other	4,765	(15)

	6,732	11,188
BEF Foods
Impairments including from Assets Held for Sale	—	3,000
Severance/Restructuring	664	1,767
Loss on Sale of Assets	13	52
Activism and Other	1,500	23

	2,177	4,842
Discontinued Operations
Adjustment to discontinued operations	—	180

	—	180
Total adjustments
Impairments including from Assets Held for Sale	1,577	14,743
Severance/Restructuring	949	2,527
Loss (Gain) on Sale of Assets	118	(1,248)
Activism and Other	6,265	8
Adjustment to discontinued operations	—	180

	8,909	16,210
Non-GAAP operating income from continuing operations
Bob Evans Restaurants	15,159	29,582
BEF Foods	2,826	7,342

Total non-GAAP operating income	17,985	36,924
Continuing Operations
Adjustments to net interest expense	903	1,081

Non-GAAP net interest expense	4,722	1,065

Non-GAAP pre-tax income from continuing operations	13,263	35,859
Adjustments to income tax provision	2,094	4,865

Non-GAAP income tax provision	2,328	11,146

Non-GAAP net income from continuing operations	10,935	24,713	$0.47	$0.91	$0.46	$0.90

Discontinued Operations
Adjustments to income tax benefit	—	56

Non-GAAP income tax provision	—	10

Non-GAAP loss from discontinued operations	—	(10)	—	—	—	—

Non-GAAP net income	10,935	24,703	0.47	0.91	0.46	0.90

Shares Outstanding			23,467	27,287	23,698	27,402

Second quarter Fiscal 2015, three months ended October 24, 2014, compared to the corresponding period a year ago:

(Note that the prior year excludes discontinued operations)

	Consolidated Results				Bob Evans Restaurants
	Three Months Ended				Three Months Ended
	Oct 24, 2014	% of Sales	Oct 25, 2013	% of Sales	Oct 24, 2014	% of Sales	Oct 25, 2013	% of Sales
Operating income as reported
Net sales	333,279		332,600		241,151		240,500
Cost of sales	116,012	34.8%	113,605	34.2%	64,165	26.6%	59,921	24.9%
Operating wage and fringe benefit expenses	102,785	30.8%	101,971	30.7%	92,006	38.2%	91,954	38.2%
Other operating expenses	49,973	15.0%	49,460	14.9%	42,702	17.7%	42,013	17.5%
Selling, general and administrative expenses	36,022	10.8%	36,617	11.0%	20,777	8.6%	19,213	8.0%
Depreciation and amortization expense	19,475	5.8%	18,281	5.5%	14,789	6.1%	14,716	6.1%
Impairment of assets held for sale	—	—%	3,771	1.1%	—	—%	771	0.3%

Total as Reported	9,012	2.7%	8,895	2.7%	6,712	2.8%	11,912	5.0%
Adjustments
Net sales	—		—		—		—
Cost of sales	—		—		—		—
Operating wage and fringe benefit expenses	(15)		453		(15)		453
Other operating expenses	(115)		—		(115)		—
Selling, general and administrative expenses	(3,749)		(2,003)		(2,803)		(1,349)
Depreciation and amortization expense	—		—		—		—
Impairment of assets held for sale	—		(3,771)		—		(771)

Total adjustments	3,879		5,321		2,933		1,667
Non-GAAP operating income
Net sales	333,279		332,600		241,151		240,500
Cost of sales	116,012	34.8%	113,605	34.2%	64,165	26.6%	59,921	24.9%
Operating wage and fringe benefit expenses	102,770	30.8%	102,424	30.8%	91,991	38.1%	92,407	38.4%
Other operating expenses	49,858	15.0%	49,460	14.9%	42,587	17.7%	42,013	17.5%
Selling, general and administrative expenses	32,273	9.7%	34,614	10.4%	17,974	7.5%	17,864	7.4%
Depreciation and amortization expense	19,475	5.8%	18,281	5.5%	14,789	6.1%	14,716	6.1%
Impairment of assets held for sale	—	—%	—	—%	—	—%	—	—%

Total non-GAAP operating income	12,891	3.9%	14,216	4.3%	9,645	4.0%	13,579	5.6%

	BEF Foods
	Three Months Ended
	Oct 24, 2014	% of Sales	Oct 25, 2013	% of Sales
Operating income as reported
Net sales	92,128		92,100
Cost of sales	51,847	56.3%	53,684	58.3%
Operating wage and fringe benefit expenses	10,779	11.7%	10,017	10.9%
Other operating expenses	7,271	7.9%	7,447	8.1%
Selling, general and administrative expenses	15,245	16.5%	17,404	18.9%
Depreciation and amortization expense	4,686	5.1%	3,565	3.9%
Impairment of assets held for sale	—	—%	3,000	3.3%

Total as Reported	2,300	2.5%	(3,017)	(3.3)%
Adjustments
Net sales	—		—
Cost of sales	—		—
Operating wage and fringe benefit expenses	—		—
Other operating expenses	—		—
Selling, general and administrative expenses	(946)		(654)
Depreciation and amortization expense	—		—
Impairment of assets held for sale	—		(3,000)

Total adjustments	946		3,654
Non-GAAP operating income
Net sales	92,128		92,100
Cost of sales	51,847	56.3%	53,684	58.3%
Operating wage and fringe benefit expenses	10,779	11.7%	10,017	10.9%
Other operating expenses	7,271	7.9%	7,447	8.1%
Selling, general and administrative expenses	14,299	15.5%	16,750	18.2%
Depreciation and amortization expense	4,686	5.1%	3,565	3.9%
Impairment of assets held for sale	—	—%	—	—%

Total non-GAAP operating income	3,246	3.5%	637	0.7%

Second quarter Fiscal 2015, six months ended October 24, 2014, compared to the corresponding period a year ago:

(Note that the prior year excludes discontinued operations)

	Consolidated Results				Bob Evans Restaurants
	Six Months Ended				Six Months Ended
	Oct 24, 2014	% of Sales	Oct 25, 2013	% of Sales	Oct 24, 2014	% of Sales	Oct 25, 2013	% of Sales
Operating income as reported
Net sales	659,619		662,049		481,302		485,051
Cost of sales	229,475	34.8%	220,246	33.3%	127,376	26.5%	122,574	25.3%
Operating wage and fringe benefit expenses	207,214	31.4%	204,817	30.9%	186,847	38.8%	185,175	38.2%
Other operating expenses	99,481	15.1%	98,382	14.9%	85,207	17.7%	83,326	17.2%
Selling, general and administrative expenses	74,667	11.3%	69,819	10.5%	43,057	8.9%	37,295	7.7%
Depreciation and amortization expense	39,448	6.0%	35,511	5.4%	30,130	6.3%	28,907	6.0%
Impairment of assets held for sale	258	—%	12,380	1.9%	258	0.1%	9,380	1.9%

Total as Reported	9,076	1.4%	20,894	3.2%	8,427	1.8%	18,394	3.8%
Adjustments
Net sales	—		—		—		—
Cost of sales	—		—		—		—
Operating wage and fringe benefit expenses	(29)		453		(29)		453
Other operating expenses	(262)		33		(262)		—
Selling, general and administrative expenses	(8,360)		(4,187)		(6,183)		(2,312)
Depreciation and amortization expense	—		51		—		51
Impairment of assets held for sale	(258)		(12,380)		(258)		(9,380)

Total adjustments	8,909		16,030		6,732		11,188
Non-GAAP operating income
Net sales	659,619		662,049		481,302		485,051
Cost of sales	229,475	34.8%	220,246	33.3%	127,376	26.5%	122,574	25.3%
Operating wage and fringe benefit expenses	207,185	31.4%	205,270	31.0%	186,818	38.8%	185,628	38.3%
Other operating expenses	99,219	15.0%	98,415	14.9%	84,945	17.6%	83,326	17.2%
Selling, general and administrative expenses	66,307	10.1%	65,632	9.9%	36,874	7.7%	34,983	7.2%
Depreciation and amortization expense	39,448	6.0%	35,562	5.4%	30,130	6.3%	28,958	6.0%
Impairment of assets held for sale	—	—%	—	—%	—	—%	—	—%

Total non-GAAP operating income	17,985	2.7%	36,924	5.6%	15,159	3.1%	29,582	6.1%

	BEF Foods
	Six Months Ended
	Oct 24, 2014	% of Sales	Oct 25, 2013	% of Sales
Operating income as reported
Net sales	178,317		176,998
Cost of sales	102,099	57.3%	97,672	55.2%
Operating wage and fringe benefit expenses	20,367	11.4%	19,642	11.1%
Other operating expenses	14,274	8.0%	15,056	8.5%
Selling, general and administrative expenses	31,610	17.7%	32,524	18.4%
Depreciation and amortization expense	9,318	5.2%	6,604	3.7%
Impairment of assets held for sale	—	—%	3,000	1.7%

Total as Reported	649	0.4%	2,500	1.4%
Adjustments
Net sales	—		—
Cost of sales	—		—
Operating wage and fringe benefit expenses	—		—
Other operating expenses	—		33
Selling, general and administrative expenses	(2,177)		(1,875)
Depreciation and amortization expense	—		—
Impairment of assets held for sale	—		(3,000)

Total adjustments	2,177		4,842
Non-GAAP operating income
Net sales	178,317		176,998
Cost of sales	102,099	57.3%	97,672	55.2%
Operating wage and fringe benefit expenses	20,367	11.4%	19,642	11.1%
Other operating expenses	14,274	8.0%	15,089	8.5%
Selling, general and administrative expenses	29,433	16.5%	30,649	17.3%
Depreciation and amortization expense	9,318	5.2%	6,604	3.7%
Impairment of assets held for sale	—	—%	—	—%

Total non-GAAP operating income	2,826	1.6%	7,342	4.1%

	Consolidated Results
	Three Months Ended
	October 24, 2014	% of sales	October 25, 2013	% of sales
			(as adjusted)	(as adjusted)
Net sales	$333,279		$332,600
Cost of sales	116,012	34.8%	113,605	34.2%
Operating wage and fringe benefit expenses	102,785	30.8%	101,971	30.7%
Other operating expenses	49,973	15.0%	49,460	14.9%
Selling, general and administrative expenses	36,022	10.8%	36,617	11.0%
Depreciation and amortization expense	19,475	5.8%	18,281	5.5%
Impairment of assets held for sale	—	—%	3,771	1.1%

Operating income	9,012	2.7%	8,895	2.7%
Net interest expense (income)	2,203	0.7%	140	—%

(Loss) income before income taxes	6,809	2.0%	8,755	2.6%
(Benefit) provision for income taxes	770	0.2%	2,502	0.8%

(Loss) income from continuing operations	6,039	1.8%	6,253	1.9%
Loss from discontinued operations, net of income taxes	—	—%	(134)	—%

Net loss (income)	$6,039	1.8%	$6,119	1.8%

Earnings per share—Net (loss) income
Basic	$0.26		$0.23
Diluted	$0.25		$0.23
Cash dividends paid per share	$0.310		$0.310
Weighted average shares outstanding
Basic	23,509		27,086
Dilutive Shares	226		98

Diluted	23,735		27,184
Shares outstanding at quarter end	23,600		26,463

The number of dilutive shares outstanding at October 24, 2014 that were not included in the computation of dilutive earnings per share, because to do so would have been antidilutive, were 42,354 shares for the three months ended October 24, 2014.

Income taxes related to continuing operations, as a percentage of pre-tax income, were 11.3% vs 28.6%.

	Three Months Ended
	Bob Evans Restaurants				BEF Foods
	October 24, 2014		October 25, 2013		October 24, 2014		October 25, 2013
Net sales	$241,151		$240,500		$92,128		$92,100
Cost of sales	64,165	26.6%	59,921	24.9%	51,847	56.3%	53,684	58.3%
Operating wage and fringe benefit expenses	92,006	38.2%	91,954	38.2%	10,779	11.7%	10,017	10.9%
Other operating expenses	42,702	17.7%	42,013	17.5%	7,271	7.9%	7,447	8.1%
Selling, general and administrative expenses	20,777	8.6%	19,213	8.0%	15,245	16.5%	17,404	18.9%
Depreciation and amortization expense	14,789	6.1%	14,716	6.1%	4,686	5.1%	3,565	3.9%
Impairment of assets held for sale	—	—%	771	0.3%	—	—%	3,000	3.3%

Operating income (loss)	$6,712	2.8%	$11,912	5.0%	$2,300	2.5%	$(3,017)	(3.3)%

	Consolidated Results
	Six Months Ended
	October 24, 2014	% of sales	October 25, 2013	% of sales
			(as adjusted)	(as adjusted)
Net sales	$659,619		$662,049
Cost of sales	229,475	34.8%	220,246	33.3%
Operating wage and fringe benefit expenses	207,214	31.4%	204,817	30.9%
Other operating expenses	99,481	15.1%	98,382	14.9%
Selling, general and administrative expenses	74,667	11.3%	69,819	10.5%
Depreciation and amortization expense	39,448	6.0%	35,511	5.4%
Impairment of assets held for sale	258	—%	12,380	1.9%

Operating income	9,076	1.4%	20,894	3.2%
Net interest expense (income)	3,819	0.6%	(16)	—%

(Loss) income before income taxes	5,257	0.8%	20,910	3.2%
(Benefit) provision for income taxes	234	—%	6,281	0.9%

(Loss) income from continuing operations	5,023	0.8%	14,629	2.2%
Loss from discontinued operations, net of income taxes	—	—%	(134)	—%

Net loss (income)	$5,023	0.8%	$14,495	2.2%

Earnings per share—Net (loss) income
Basic	$0.21		$0.53
Diluted	$0.21		$0.53
Cash dividends paid per share	$0.620		$0.585
Weighted average shares outstanding
Basic	23,467		27,287
Dilutive Shares	231		115

Diluted	23,698		27,402
Shares outstanding at quarter end	23,600		26,463

The number of dilutive shares outstanding at October 24, 2014 that were not included in the computation of dilutive earnings per share, because to do so would have been antidilutive, were 43,953 shares for the six months ended October 24, 2014.

Income taxes related to continuing operations, as a percentage of pre-tax income, were 4.5% vs 30.0%.

	Six Months Ended
	Bob Evans Restaurants				BEF Foods
	October 24, 2014		October 25, 2013		October 24, 2014		October 25, 2013
Net sales	$481,302		$485,051		$178,317		$176,998
Cost of sales	127,376	26.5%	122,574	25.3%	102,099	57.3%	97,672	55.2%
Operating wage and fringe benefit expenses	186,847	38.8%	185,175	38.2%	20,367	11.4%	19,642	11.1%
Other operating expenses	85,207	17.7%	83,326	17.2%	14,274	8.0%	15,056	8.5%
Selling, general and administrative expenses	43,057	8.9%	37,295	7.7%	31,610	17.7%	32,524	18.4%
Depreciation and amortization expense	30,130	6.3%	28,907	6.0%	9,318	5.2%	6,604	3.7%
Impairment of assets held for sale	258	0.1%	9,380	1.9%	—	—%	3,000	1.7%

Operating income (loss)	$8,427	1.8%	$18,394	3.8%	$649	0.4%	$2,500	1.4%

Consolidated Balance Sheets

	(in thousands)
	Unaudited October 24, 2014	April 25, 2014
Assets
Current Assets
Cash and equivalents	$3,737	$7,826
Accounts receivable, net	30,582	30,688
Inventories	27,977	25,243
Deferred income taxes	18,656	18,656
Federal and state income tax receivables	25,133	25,824
Prepaid expenses	5,599	4,281
Current assets held for sale	5,221	3,308

Total Current Assets	116,905	115,826
Property, Plant and Equipment	1,620,776	1,588,790
Less accumulated depreciation	749,650	715,867

Net Property, Plant and Equipment	871,126	872,923
Other Assets
Deposits and other	4,543	3,442
Long-term note receivable	17,366	16,243
Long-term investments	33,275	31,972
Goodwill	19,634	19,634
Other intangible assets	3,192	3,270
Long-term assets held for sale	—	2,251

Total Other Assets	78,010	76,812

Total Assets	$1,066,041	$1,065,561

Liabilities and Stockholders’ Equity
Current Liabilities
Credit facility borrowings	$—	$458,898
Current portion of long-term debt	369	—
Accounts payable	32,901	29,064
Accrued property, plant and equipment purchases	8,430	5,841
Accrued non-income taxes	15,111	17,843
Accrued wages and related liabilities	19,974	21,574
Self-insurance	20,619	19,874
Deferred revenue	11,192	12,967
Other accrued expenses	31,055	33,024

Total Current Liabilities	139,651	599,085
Long-Term Liabilities
Deferred compensation	39,727	35,731
Federal and state income taxes	4,895	4,959
Deferred income taxes	32,829	32,829
Deferred rent and other	6,560	6,534
Long-term debt	468,344	835

Total Long-Term Liabilities	552,355	80,888
Stockholders’ Equity
Common stock, $.01 par value; authorized 100,000 shares; issued 42,638 shares at October 24, 2014, and April 25, 2014	426	426
Capital in excess of par value	222,711	225,562
Retained earnings	840,039	849,619
Treasury stock, 19,038 shares at October 24, 2014, and 19,175 shares at April 25, 2014, at cost	(689,141)	(690,019)

Total Stockholders’ Equity	374,035	385,588

Total Liabilities and Stockholders’ Equity	$1,066,041	$1,065,561

Consolidated Statements of Cash Flows (unaudited)

	(in thousands)
	Six Months Ended
	October 24, 2014	October 25, 2013
		(as adjusted)
Operating activities:
Net income	$5,023	14,495
Less loss from discontinued operations	—	134

Income from continuing operations	5,023	14,629
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	39,448	35,511
Impairment of assets held for sale	258	12,380
(Gain) / Loss on disposal and impairment of held and used fixed assets	943	1,484
(Gain) on long-term investments	(1,233)	(777)
Deferred compensation	880	(1,066)
Stock based compensation	1,888	3,578
Accretion on long-term note receivable	(903)	(1,081)
Amortization of deferred financing costs	448	130
Cash provided by (used for) assets and liabilities:
Accounts receivable	106	(3,713)
Inventories	(2,734)	676
Prepaid expenses	(1,318)	(602)
Accounts payable	3,837	(1,193)
Federal and state income taxes	627	8,614
Accrued wages and related liabilities	(1,600)	(2,490)
Self-insurance	745	434
Accrued non-income taxes	(2,732)	3,760
Deferred revenue	(1,775)	(1,891)
Other assets and liabilities	(1,932)	2,696

Net cash provided by operating activities	39,976	71,079
Investing activities:
Purchase of property, plant and equipment	(36,955)	(117,673)
Proceeds from sale of property, plant and equipment	1,108	5,638
Deposits and other	(261)	5

Net cash used in investing activities	(36,108)	(112,030)
Financing activities:
Cash dividends paid	(14,603)	(16,008)
Net increase in credit facility	6,138	116,794
Proceeds from long-term debt	3,000	—
Payments of debt issuance costs	(1,279)	—
Principal payments on long-term debt	(167)	—
Purchase of treasury stock	—	(75,490)
Proceeds from issuance of stock awards and treasury stock	239	11,148
Cash paid for net shares settled	(1,768)	(2,306)
Excess tax benefits from stock-based compensation	483	2,651

Net cash (used in) provided by financing activities	(7,957)	36,789
Net cash (used in) operations	(4,089)	(4,162)
Net cash (used in) operating activities of discontinued operations	—	(134)

Net cash (used in) discontinued operations	—	(134)
Cash and equivalents at the beginning of the period	7,826	9,010

Cash and equivalents at the end of the period	$3,737	$4,714

Bob Evans Restaurants openings and closings, by quarter

Future quarters represent estimates for fiscal 2015

Fiscal Year	Beginning Total	Q1	Q2	Q3	Q4	Full Year	Closings	Ending Total
2015	561	1	—	4	2	7	—	568
2014	560	1	1	1	1	4	3	561
2013	565	2	—	—	—	2	7	560
2012	563	—	2	—	2	4	2	565
2011	569	—	—	—	2	2	8	563

Bob Evans Restaurants same-store sales analysis (18-month core; 557 restaurants)

	Fiscal 2015			Fiscal 2014			Fiscal 2013
	Total	Pricing / Mix	Traffic	Total	Pricing / Mix	Traffic	Total	Pricing / Mix	Traffic
May	(1.6)	1.5	(3.1)	(0.9)	3.0	(3.9)	0.7	2.2	(1.5)
June	(2.0)	2.4	(4.4)	0.3	3.0	(2.7)	(0.3)	1.9	(2.2)
July	(2.3)	1.6	(3.9)	(1.0)	3.8	(4.8)	2.3	0.9	1.4

Q1	(2.0)	1.8	(3.8)	(0.6)	3.3	(3.9)	1.0	1.6	(0.6)
August	(2.5)	1.0	(3.5)	(0.7)	4.2	(4.9)	1.5	0.9	0.6
September	1.8	1.0	0.8	(2.0)	3.8	(5.8)	(0.4)	1.4	(1.9)
October	0.4	1.0	(0.6)	(2.9)	2.2	(5.0)	1.6	3.1	(1.5)

Q2	0.0	1.1	(1.1)	(1.9)	3.3	(5.2)	1.0	1.9	(0.9)
November				0.4	2.2	(1.8)	2.1	2.8	(0.7)
December				(1.7)	2.2	(3.9)	(0.5)	2.7	(3.2)
January				(4.7)	2.2	(6.9)	3.1	2.7	0.4

Q3				(1.8)	2.2	(3.9)	1.6	2.8	(1.2)
February				(6.7)	1.9	(8.6)	(4.0)	3.1	(7.1)
March				(3.6)	1.5	(5.1)	3.6	3.5	0.1
April				(2.7)	1.5	(4.2)	1.7	3.4	(1.7)

Q4				(4.1)	1.6	(5.8)	0.5	3.4	(2.8)
Fiscal year	(1.0)	1.5	(2.5)	(2.1)	2.6	(4.7)	1.0	2.4	(1.4)

Bob Evans Restaurants key restaurant sales data (core restaurants only)

Bob Evans Restaurants
Average annual store sales ($)—FY14	$1,706,000
Q2 FY2015 day part mix (%):
Breakfast	33%
Lunch	37%
Dinner	30%
Q2 FY2015 dine-in check average per guest ($):
Breakfast	$9.06
Lunch	$9.58
Dinner	$9.67
Q2 FY2015 dine-in check average per guest ($):	$9.43
Q2 FY2015 dine-in check average per ticket ($):	$18.38
Q2 FY2015 carry-out check average per ticket ($):	$15.18

BEF Foods historical sow cost review (average cost per hundredweight)

Fiscal Year	Q1	Q2	Q3	Q4	Average
2015	$87.87	$78.82			$83.03
2014	$63.24	$77.33	$72.36	$78.47	$73.23
2013	$54.19	$43.22	$58.72	$59.07	$53.87
2012	$57.06	$67.82	$60.56	$60.41	$61.58
2011	$59.52	$60.47	$51.16	$59.05	$57.17

BEF Foods total pounds sold review

Fiscal Year	Q1	Q2	Q3	Q4	Average
2015	(6.1)%	(4.5)%			(5.3)%
2014	13.0%	0.2%	(11.1)%	(6.9)%	(2.4)%
2013	7.2%	16.1%	13.1%	21.4%	14.6%
2012	(2.7)%	3.1%	0.9%	(1.3)%	0.1%
2011	(1.1)%	(14.7)%	(7.9)%	(4.6)%	(7.1)%

BEF Foods total pounds sold, by category

Fiscal 2015

Category	Q1	Q2	Q3	Q4
Sausage	19.3%	20.5%
Sides	42.0%	45.9%
Frozen	4.6%	5.0%
Food Service	30.0%	24.0%
Other	4.1%	4.6%

Fiscal 2014

Category	Q1	Q2	Q3	Q4
Sausage	22.3%	23.5%	29.5%	21.5%
Sides	39.4%	40.2%	40.7%	43.9%
Frozen	5.0%	5.1%	4.8%	4.8%
Food Service	29.7%	27.5%	21.5%	25.7%
Other	3.6%	3.7%	3.5%	4.1%

BEF Foods net sales review (dollars in thousands)

	Q2 2015	Q2 2014
Gross sales	$104,608	$104,243
Less: promotions	(11,488)	(11,616)
Less: returns and slotting	(992)	(527)

Net sales	$92,128	$92,100